Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this post-effective Registration Statement on Form F-1 of our report dated July 14, 2005, which appears in Elbit Vision Systems Ltd. Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

Haifa, Israel	/s/ Kesselman & Kesselman Kesselman & Kesselman
July 31, 2007	Certified Public Accountants (Isr.)